SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

VYTERIS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

VYTERIS, INC.

April 28, 2010

Dear Stockholder:

On behalf of the board of directors and management, I am pleased to invite you to the annual meeting of the stockholders of Vyteris, Inc.  The meeting will be held on June 16, 2010 at 10:00 a.m. New York City Time at the Vyteris, Inc.’s company headquarters at 13-01 Pollitt Drive, Fair Lawn, NJ 07410. A notice of meeting, proxy statement and proxy card are enclosed for your review.

I urge you to read the enclosed materials carefully and to complete, sign and mail promptly the proxy card contained with this letter to assure that your vote will be counted.

The officers, directors and staff of Vyteris, Inc. sincerely appreciate your support.

Very truly yours,
/s/ Eugene A. Bauer
Eugene A. Bauer
Chairman of the Board

VYTERIS, INC.

Notice of Annual Meeting

An annual meeting of stockholders of Vyteris, Inc. will be held on June 16, 2010 at 10:00 a.m. New York City Time at the Vyteris, Inc.’s company headquarters at 13-01 Pollitt Drive, Fair Lawn, NJ 07410.

At the meeting you will be asked to consider and act upon the following:

1.	A proposal to elect eight directors of the Company to serve until the expiration of their terms and thereafter until their successors have been duly elected and qualified.

2.	To conduct other business if properly raised at the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 22, 2010 are entitled to notice of, and to vote at, the meeting.  You are invited to attend the meeting. Whether or not you plan to attend in person, you are urged to sign and return immediately the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed in the United States. The proxy is revocable and will not affect your right to vote in person if you are a stockholder of record and attend the meeting.

By Order of the Board of Directors,

/s/ David DiGiacinto
David DiGiacinto
Secretary

Fair Lawn, New Jersey
April 28, 2010

Please complete, sign and date the enclosed proxy and mail it as promptly as possible. If you attend the meeting and vote in person, the proxy will not be used.

VYTERIS, INC.
13-01 Pollitt Drive
Fair Lawn, New Jersey 07410

PROXY STATEMENT

The board of directors of Vyteris, Inc. (the "Company", "Vyteris", “we”, “us” or “our”) is soliciting proxies for use at the annual meeting of stockholders to be held at the Vyteris, Inc.’s company headquarters at 13-01 Pollitt Drive, Fair Lawn, NJ 07410 at 10:00 a.m., New York City Time on June 16, 2010, and for use at any adjournments thereof. We refer to this meeting as the Annual Meeting. This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about April 30, 2010.

TABLE OF CONTENTS

Voting Procedures Questions And Answers Regarding This Proxy	2

Security Ownership Of Certain Beneficial Owners And Management	4

Section 16(A) Reporting	5

Corporate Governance	5

Proposal One: Election Of Directors	6

Board Of Directors And Its Committees; Director Compensation	10

Compensation Committee Interlocks And Insider Participation; Other Transactions	13

Compensation Of Outside Directors	13

Principal Accountant Fees And Services	15

Proposal Two: Consideration Of Other Matters	15

Executive Compensation	16

Certain Relationships And Related Transactions	21

Other Matters	23

VOTING PROCEDURES AND QUESTIONS AND ANSWERS REGARDING THIS PROXY

A form of proxy is enclosed designating persons named therein as proxies to vote shares at the annual meeting.  Each proxy in the form properly signed and received prior to the meeting will be voted as specified in the proxy or if not specified, FOR the election as directors of those nominees named in this Proxy Statement and FOR other proposals put forth by the Board of Directors as stated herein, if any. Should any nominee for director named in this Proxy Statement become unavailable for election, which is not anticipated, it is intended that the persons acting under the proxies will vote for the election in his or her stead of such other person as may be nominated by the Board of Directors.

At the time this Proxy Statement was mailed to stockholders, management was not aware that any matter other than the matter described above would be presented for action at the Annual Meeting.  If other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

Any stockholder who returns a proxy on the enclosed form has the right to revoke that proxy at any time before it is voted.  Any stockholder who submitted a proxy by mail may change their vote or revoke their proxy by (a) filing with the Secretary of the Company a written notice of revocation or (b) timely delivering a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless the stockholder gives written notice of revocation to the Secretary before the proxy is exercised or such stockholder votes by written ballot at the Annual Meeting.

The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.  The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by inspectors of election appointed by the Company.  The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  Abstentions, however, do not technically constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of votes cast.  The inspectors of election will treat shares referred to as "broker non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  Assuming a quorum is present, the nominees for director receiving a plurality of votes cast at the Annual Meeting will be elected directors, and other matters shall be approved for which the number of shares of common stock voted in favor of the proposal exceeds the number of shares of common stock voted against it.  A proxy that has properly abstained with respect to any proposal will not be voted with respect to the nominee or nominees indicated, although it will be counted for the purposes of determining whether there is a quorum.

The cost of soliciting the proxies to which this Proxy Statement relates shall be borne by the Company. In following up the original solicitation of proxies by mail, the Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the stock and will reimburse them for their expenses.  In addition to the use of the mail, and without additional compensation therefore, proxies may be solicited in person or by telephone, facsimile or telegram by officers and regular employees of the Company.

The following questions and answers are intended as a summary explanation as to voting procedures and other general matters discussed in this Proxy Statement.

What Is the Purpose of the Annual Meeting?

At our annual meeting, shareholders will vote on the matters outlined in the accompanying notice of Annual Meeting. In addition, our management will report on our performance during fiscal 2009 and respond to questions from shareholders.

Who Is Entitled to Vote?

Only shareholders of record at the close of business on the record date, April 22, 2010, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon.

What Constitutes a Quorum?

For purposes of voting on all matters, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of April 22, 2010, 62,668,817 shares of our common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

How Do I Vote?

If you complete and properly sign the accompanying proxy card and return the card to us before June 15, 2010 at 11:59 P.M., the card will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. Alternatively, you may vote by telephone as instructed by your broker or bank.

Can I Change My Vote After I Return My Proxy Card?

Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Secretary of the Company;

•	by submitting another proxy that is later dated and properly signed; or

•	by voting in person at the meeting.

What Are the Board’s Recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is to vote FOR election of each of the nominated directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What Vote Is Required to Approve Each Proposal?

Election of Directors. The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the meeting is required for the election of directors. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, abstaining will have no effect on whether one or more directors are elected.

How Do I Vote My Shares If They Are Held in the Name of My Broker (Street Name)?

If your shares are held by your broker, often referred to as being held in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. If you do not issue instructions to your broker, your broker is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters. A broker non-vote occurs when the broker returns a proxy card without a vote on the non-routine matter. Your broker may or may not be permitted to exercise voting discretion with respect to any matter not listed above that properly comes before the meeting. Shares represented by broker non-votes will not be counted as votes for or against any director nominee, but they will be counted in determining whether there is a quorum for purposes of these proposals.

What Happens If I Do Not Vote on One or More Proposals?

If you do not vote with regard to one or more proposals, as opposed to marking “ABSTAIN” with regard to those proposals, your shares will be voted FOR such proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Capital Stock as of March 31, 2010, by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of the Company’s directors and executive officers; and (iii) all of the Company’s directors and executive officers as a group.  Unless otherwise specified, the address of each of the persons set forth below is in care of Vyteris, Inc., 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410.  In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person under options or warrants exercisable within 60 days of March 31, 2010, are deemed beneficially owned by such person and are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders.

Title of Class	Name of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares in Class
Common Stock:
5% Holders
	Kevin Kimberlin (1)	53,038,896	82.8%
	Global Alpha Long Short Fund (2)	6,344,666	9.6%

Directors and Officers:	Eugene Bauer (4)	-	-
	Haro Hartounian (4)	2,199,891	3.4%
	John Burrows (4)	153,403	-
	Arthur Courbanou (4)	207,250	-
	David DiGiacinto (3)	168,320	-
	Susan Guerin (4)	202,009	-
	Joseph Himy (4)	661,380	1.0%
	Joel Kanter (4)	-	-
	Cormac Lyons (4)	123,792	-
	Michael Reidy (4)	670,285	1.1%
	Russell Potts (5)	176,816	-

	Directors and Officers as a Group (11 persons) (6)
		4,563,146	6.8%
* Less than 1.00%

1.
Represents (i) 49,024,414 shares of Common Stock owned by STSG, of which Mr. Kimberlin is the non-managing member; (ii) 244,633 shares of Common Stock issuable upon the exercise of warrants acquired by STSG in connection with a line of credit extended to the Company; (iii) 3,472 shares of Common Stock issuable upon the exercise of warrants issued in connection with $2,00,000 aggregate principal amount of subordinated convertible promissory notes issued to STSG in 2006; (iv) 2,328 shares of Common Stock issuable upon the exercise of warrants held by STSG (excluding the warrants listed in clause (ii) above); (v) 18,544 shares of Common Stock owned by Scimitar Holdings, LLC, a New York limited liability company and wholly-owned subsidiary of Spencer Trask & Co., a Delaware corporation of which Mr. Kimberlin is the controlling stockholder and chairman; (vi) 286,386 shares of Common Stock issuable upon the exercise of warrants issued to Spencer Trask Ventures, Inc., a wholly-owned subsidiary of Spencer Trask & Co.; (vii) an aggregate of  2,574,585  shares of Common Stock owned by Spencer Trask Private Equity Fund I LP, Spencer Trask Private Equity Fund II LP, Spencer Trask Private Equity Accredited Fund III LLC and Spencer Trask Illumination Fund LLC (together, the “Funds”); (viii) 73,655 shares of Common Stock issuable upon the exercise of warrants issued to the Funds (Spencer Trask & Co. is the 100% owner of the manager of each of the Funds); (ix) 13,670 shares of Common Stock issuable upon exercise of warrants paid to Spencer Trask Ventures, Inc., as finders fees; (x) 532,209 shares of Common Stock issuable upon the exercise of warrants issued to the Funds (Spencer Trask & Co. is the 100% owner of the manager of each of the Funds) as result of the registration rights settlement agreement; and (xi) 265,000 shares of Common Stock issuable upon the exercise of warrants issued to the Spencer Trask Ventures, Inc. on February 2, 2010 as our selling agent.

2.	Includes 3,144,666 shares of Common Stock owned by Global Alpha Long Short Fund and 3,200,000 shares of Common Stock issuable pursuant to the exercise of warrants

3.
Represents 166,775 shares of Common Stock which are issuable upon the exercise of stock options and 1,545 shares of Common Stock. Mr. DiGiacinto, formally an employee of an affiliate of STSG, disclaims beneficial ownership with respect to securities owned by STSG and its affiliates, as he has no power to vote or dispose of those securities.

4.	Represents shares of Common Stock which are issuable upon the exercise of stock options.

5.	Represents 175,271 shares of Common Stock which are issuable upon the exercise of stock options and 1,545 shares of Common Stock

6.	Includes (i) 3,090 shares of Common Stock; and (ii) 4,560,056 shares of Common Stock which are issuable upon the exercise of stock options.

Mr. Kimberlin is the Company’s controlling stockholder. As noted above, Mr. Kimberlin beneficially owns approximately 82.8% of the Common Stock.  As a result, of the 62,668,817 eligible votes at the Annual Meeting, Mr. Kimberlin controls the right to vote 51,617,543 , or 82.4%, of such eligible votes.

SECTION 16(A) REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% stockholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. The Company is required to disclose any failures to file such reports on a timely basis. The Company is not aware of any such untimely filings during the fiscal year ended December 31, 2009.

CORPORATE GOVERNANCE

The Company has adopted a code of ethics entitled "Code of Ethics for the Senior Financial Officers, Executive Officers and Directors of Vyteris, Inc" and a Code of Conduct, which are available on the Company’s website.  Additional copies are available to any person without charge upon written request to:

Vyteris, Inc.
Attention: Investor Relations
13-01 Pollitt Drive
Fair Lawn, New Jersey 07410

PROPOSAL ONE:
ELECTION OF DIRECTORS

Eight directors are to be elected at the 2010 Annual Meeting for one-year terms expiring in 2011.  There is no cumulative voting.  The Board's nominees, each of whom currently is a member of the Board, are Eugene Bauer, John Burrows, Arthur Courbanou, David DiGiacinto, Susan Guerin, Haro Hartounian, Joel Kanter and Russell Potts.

The information provided below with respect to each of the nominees includes (1) name and age (as of March 31, 2010), (2) principal occupation and business experience during the past five years and (3) the year in which he became a director of the Company or its Vyteris, Inc. subsidiary.  See "Principal Stockholders" above for information regarding the number and percentage of shares of common stock of the Company beneficially owned by each nominee as of March 31, 2010.  This information has been furnished by the directors.

Name and Age	Principal Occupation and Business Experience	Year Became Director of the Company
Eugene Bauer, M.D., 67
Dr. Bauer is the President and Chief Medical Officer of Peplin Inc., the US-based subsidiary of LEO Pharma, and was a co-founder of Connetics, a publicly-traded biotechnology company that was acquired by Stiefel Laboratories in 2006. Dr. Bauer was previously Chief Executive Officer of Neosil Inc., which was acquired by Peplin in 2008.  Dr. Bauer is Lucy Becker Professor, Emeritus, in the School of Medicine at Stanford University, a position he has held since 2002.  He served as Vice President for Medical Affairs and Dean of the Stanford University School of Medicine from 1995 to 2001 and served as Chair of the Department of Dermatology at the Stanford University School of Medicine from 1988 to 1995.  During his tenure as department chair, Dr. Bauer also served as Program Director of the Stanford University General Clinical Research Center (GCRC), where he oversaw the federal and industry-sponsored research carried out in the GCRC.  In addition, Dr. Bauer is a member of the board of directors of Medgenics, Inc., Arbor Vita Corp., Patient Safety Technologies, Inc., and MediSync Bioservices.  The Company has determined that Dr. Bauer should serve as a director due to his extensive medical and biotechnology background, as well as his experience as serving as a director of other companies.

2010
John E. Burrows, 62
John Burrows is an Operating Partner with Element Partners, a clean tech venture capital firm and CEO of one of the firm’s portfolio companies, Energex Inc.   He is the Lead Director of Technitrol, a $500M NYSE listed electronics company and a director of Kingsbury, Inc, a privately owned manufacturing company. John also advises a startup, point of service prescription fulfillment company.  Mr. Burrows was President and CEO of SPI Holding Co., a specialty chemical and drug delivery company. Prior to SPI, Mr. Burrows held a number of senior positions at Quaker Chemical and FMC Corporation.  He has a Bachelor of Science degree in Aerospace Engineering from Georgia Tech and an MBA from the University of Virginia.  The Company has determined that Mr. Burrows should serve as a director due to experience as an executive officer of a drug delivery company and his financial background.
2008

Arthur Courbanou, 46
Arthur Courbanou is Chief Financial Officer and Chief Operating Officer of Sunham Home Fashions LLC, a multi-national importer and wholesaler of home fashion textiles.  Prior to joining Sunham in July 2006, Mr. Courbanou was a Partner at Rosen Seymour Shapps Martin & Company LLP, an accounting and consulting firm.  Mr. Courbanou, a professional with more than 22 years of business, accounting, tax and consulting experience has served on a broad range of business, litigation and forensic accounting assignments.  Mr. Courbanou is a CPA licensed in New York.  He received his B.S. from the State University of New York at Albany, NY.   Mr. Courbanou is also a licensed securities broker (Series 7 and 66) and holds Life and Health Insurance licenses.  He is a member of the American Institute of Certified Public Accountants and New York State Society of CPAs and has served on numerous professional and charitable committees.  The Company has determined that Mr. Courbanou should serve as a director due to his background in finance and accounting.
2007

David DiGiacinto, 55
From April 1, 2008 until March 31, 2009, Mr. DiGiacinto was President and COO of Minrad International, Inc.  Prior From 2000 to March 2008, Mr. DiGiacinto was a Senior Managing Director of Spencer Trask Specialty Group (“STSG”), an investment firm which is the Company's controlling stockholder, focused on investing in emerging and development companies in specialty chemicals, food ingredients and health care.  From December 1982 to March 2000, he worked at Pfizer, Inc. in various positions including sales, marketing, business development and general management in the Chemical/Food Science and Consumer Health Care Groups.  He holds a BS in Engineering from the U.S. Military Academy at West Point.  The Company has determined that Mr. DiGiacinto should serve as a director due to his background in investment banking and as an executive and director of other public companies.
2000

Susan Guerin, 48
Susan Guerin is currently a consultant in finance and general management matters.  She is the former Senior Vice President and Chief Financial Officer of Sun Chemical Corporation, where she was responsible for Finance, Information Technology, Shared Business Services and Customer Service, as well as providing operational and strategic support to the Global Leadership Team. Prior to joining Sun Chemical, she was President of the Americas Apparel Group at Paxar Corporation, where she had full profit and loss responsibility for the North American and Latin American businesses.  Other positions Ms. Guerin held include Senior Vice President Finance, Cendant Corporation, and CFO at Lerner New York.  She spent 15 years with the Unilever Group and held a series of management roles both in the U.S. and overseas.  Ms. Guerin holds a Masters of Business Administration degree from New York University and a Bachelor of Science degree from Cornell University.  The Company has determined that Ms. Guerin should serve as a director of the Company due to her background in finance and accounting.
2008

Haro Hartounian, Ph.D., 50
Dr. Hartounian previously served as a director and chief executive officer of Protagenic Therapeutics Inc., a biotechnology company he founded in 2006 to treat neurological disorders. Prior to that, he was president and chief operating officer of Microislet, Inc., a company focused on cell therapy treatments for Type 1 diabetes. He implemented a successful business plan that enabled the company to go public, and the company’s market cap increased to $80 million within two years.  He was a lecturer at the Department of Bioengineering at the University of California, San Diego and adjunct assistant professor at Drexel University. Dr. Hartounian holds a doctorate in chemical engineering from the University of Delaware and a master’s degree in chemical engineering from UCLA.  The Company has determined that Dr. Hartounian should serve as a director due to his background in biotechnology and management of public companies, as well as his position as the CEO of the Company.
2008

Joel Kanter, 53
Mr. Kanter has served as President of Windy City Inc. since 1986.  From 1989 to 1999 he was President, and subsequently President and Chief Executive Officer, of Walnut Financial Services, a publicly-traded financial services firm that provided financing for small businesses, including start-up and early-stage development companies.  From 1985 to 1986, Mr. Kanter served as Managing Director of The Investors’ Washington Service, an investment advisory company that advises institutional clients about the impact of federal legislation and regulatory decisions on the equity and debt markets. He serves on the Board of Directors of a number of publicly-traded and private companies, including Magna-Labs, Medgenics, MediSync Bioservices, Pet DRx, Prescient Medical and Wafergen. The Company has determined that Mr. Kanter should serve as a director due to his background in investment banking and service on the board of directors of other biotechnology companies.

2010

Russell O. Potts, Ph.D, 62
Since 2002, Dr. Potts has served as an independent consultant in drug delivery, glucose monitoring, and medical devices.  He previously served (from 1990 to 2002) in various research and development positions (most recently, Vice President, Research & Development) at Cygnus, Inc., a company which develops and manufactures diagnostic and drug delivery systems, where he helped develop the first FDA-approved continuous glucose-monitoring device for patient use, the GlucoWatch(R) Biographer.  Prior to joining Cygnus, he led a Research and Development group at Pfizer to develop topically-applied drugs. Dr. Potts received an MS degree in physical chemistry from Cornell University, and a Ph.D. in biochemistry from the University of Massachusetts, followed by a postdoctoral position in the Chemistry Department at Yale University.  The Company has determined that Dr. Potts should serve as a director due to his background in drug delivery and biotechnology.
2005

The Board of Directors unanimously recommends voting FOR its nominees as directors.

BOARD OF DIRECTORS AND ITS COMMITTEES; DIRECTOR COMPENSATION

Our board of directors directs the management of the business and affairs of our company as provided in our certificate of incorporation, our by-laws and the Business Corporation Law of Nevada. Members of our board of directors keep informed about our business through discussions with senior management, by reviewing analyses and reports sent to them, and by participating in board and committee meetings.

Board Leadership Structure and Risk Oversight; Diversity

Our Company is led by Haro Hartounian, who has served as chief executive officer since 2008 and Eugene Bauer, who has served as chairman since 2010.  The board has three standing committees – audit, compensation and governance.  The audit committee is comprised solely of independent directors, and each committee has a separate chair.  Our audit committee is responsible for overseeing risk management, and our full board receives periodic reports from management.

Our board leadership structure is used by other smaller public companies in the Unites States, and we believe that this leadership structure is effective for the Company.  We believe that having a separate Chairman and CEO and chairs for each of our board committees is the correct form of leadership for our Company.  We have two leaders for our Company and oversight of Company operations by experienced directors, three of whom are also committee chairs.  We believe that our directors provide effective oversight of the risk management function, especially through the work of the audit committee and dialogue between the full board and our management.

The Company does not currently consider diversity in identifying nominees for director.  Due to the small size of the Company, the priority has been in attracting qualified directors, and issues such as diversity have not yet been considered.

The Company is incorporated under the laws of the State of Nevada.  The interests of stockholders of the Company are represented by the Board of Directors, which oversees the business and management of the Company. This solicitation of proxies is intended to give all stockholders the opportunity to vote for the persons who are to be their representatives, as directors, in the governance of the Company.

The Board currently consists of eight members, each of whom has been nominated for a term of one year.

Vyteris' Board of Directors conducted five meetings during 2009.  No director currently on the Company's Board of Directors attended less than 75% of the Board and committee meetings that he was required to attend.

The Board of Directors has established a procedure that enables stockholders to communicate in writing with members of the Board.  Any such communication should be addressed to Dr. Eugene Bauer, Chairman of the Board and should be sent to Dr. Bauer c/o Vyteris, Inc., 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors.  Under the procedures established by the Board, upon the Chairman of the Board's receipt of such communication, the Company's Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder.  Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Board members are encouraged, but not required by any specific Board policy, to attend the Company's Annual Meeting. All of the current members of the Board except Dr. Bauer and Mr. Kanter were members of the Board when the Company last conducted an annual meeting of stockholders.

BOARD COMMITTEES

The Board of Directors of the Company has three standing committees: an audit committee, a compensation committee and a nominating committee. Each such committee is governed by a written charter. Copies of the committee charters, as well as the Board of Directors Charter, are available on the SEC’s website through EDGAR.

AUDIT COMMITTEE

The principal functions of the Audit Committee are (i) to oversee our accounting and financial reporting processes and audits of our financial statements; (ii) to engage or discharge our independent registered public accounting firm; (iii) to review the nature and scope of the audit, including, but not limited to, a determination of the effectiveness of the audit effort through meetings held at least annually with our independent registered public accounting firm, and a determination through discussion with the independent registered public accounting firm that no unreasonable restrictions were placed on the scope or implementation of their examinations; (iv) to oversee and review the independence and qualifications of the independent registered public accounting firm and the performance of our internal audit department and independent registered accounting firm; (v) to pre-approve all auditing and non-auditing services to be provided by our independent registered public accounting firm; (vi) to review our financial statements and disclosures in our periodic reports with management and our independent registered public accounting firm; (vii) to review our policies with respect to risk assessment, risk management and the quality and adequacy of our internal controls and processes through discussions with and reports from our internal audit department and independent registered public accounting firm and management; (viii) to establish procedures for handling any complaints relating to accounting, internal controls or auditing matters and to ensure that such complaints are treated confidentially and anonymously; (ix) to review material changes in accounting and reporting principles and practices and discuss with management and our independent registered public accounting firm the selection, application and disclosure of critical accounting policies and practices used in our financial statements; (x) to review and approve all related-party transactions with members of the Board, executive officers and 5% or greater shareholders and their affiliates; (xi) to retain, at our expense, outside counsel, independent registered public accounting firm or other experts, consultants or advisors as it deems necessary or appropriate in the performance of its duties; and (xii) to report to the full Board of Directors on the results of its reviews.  A copy of the Audit Committee’s Charter is attached hereto as Exhibit 10.156.

As of December 31, 2009, Arthur Courbanou, John Burrows and Susan Guerin, all of whom meet the definition of independence established by NASDAQ in Section 4200(15) of its Marketplace Rules, were the members of the Company's audit committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. Mr. Courbanou serves as chairman of the Vyteris audit committee. For the year ended December 31, 2009, the audit committee recommended and the Company's Board appointed Amper, Politziner & Mattia, LLP to audit the Company's financial statements and to perform services as independent accountants, including reviewing year-end operating results with management. During 2009, the audit committee held three formal meetings.

The audit committee’s financial expert is Arthur Courbanou.

AUDIT COMMITTEE MATTERS

In connection with the preparation of the Company's year-end audited financial statements:

(1)	the Company's audit committee reviewed and discussed the audited financial statements with the Company's management;

(2)	the Company's audit committee discussed with the Company's independent auditors the matters required to be discussed by SAS 61; and

(3)
the Company's audit committee received and reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Vyteris' independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

AUDIT COMMITTEE REPORT

The following report is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2009 Annual Report on SEC Form 10-K with the Company's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Committee discussed with the independent auditors their independence from the Company and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and considered the compatibility of non-audit services with the auditors' independence. In addition, the Committee discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933, as amended, or under the Securities Act of 1934, as amended, and shall not be deemed filed under either of such acts except to the extent that the Company specifically incorporates this information by reference.

Respectfully submitted on by the members of the Audit Committee of the Board of Directors:

Arthur Courbanou, Chairman
John Burrows
Susan Guerin

COMPENSATION COMMITTEE

As of December 31, 2009, the Company's compensation committee consisted of Susan Guerin (Chairman), Arthur Courbanou, David DiGiacinto and Russell Potts. The compensation committee reviews, recommends and approves compensation for executive officers and other senior level employees, and administers benefit and compensation plans. During 2009, the compensation committee held three meetings.  A copy of the Compensation Committee’s Charter is attached hereto as Exhibit 10.157.

COMPENSATION COMMITTEE REPORT

The following report is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

The Compensation Committee of the Board of Directors (the "Committee") is composed of non-employee directors.  The Committee's primary responsibility is to assist the Board in discharging its responsibilities for compensating the Company's executives.  The goals of the Committee's compensation policies pertaining to executive officers are to provide a competitive level of salary and other benefits to attract, retain and motivate highly qualified personnel, while balancing the desire for cost containment. The Committee believes that its compensation policies achieve these goals.

The Committee seeks to reflect a balance between providing rewards to executives while at the same time effectively controlling costs.

This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under either of such acts except to the extent that the Company specifically incorporates this information by reference.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Susan Guerin, Chairman
Arthur Courbanou
David DiGiacinto
Russell O. Potts

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; OTHER TRANSACTIONS

The Compensation Committee currently consists of Susan Guerin, Russell Potts and David DiGiacinto. None of these individuals are or were at any time executive officers or employees of the Company. No executive officer of the Company has served as a director or member of the compensation committee of any other entity, one of whose executive officers served as a member of the Compensation Committee of the Company.  No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

COMPENSATION OF OUTSIDE DIRECTORS

Outside Director Stock Incentive Plans

On August 1, 2007, the Company formally adopted its 2007 Outside Director Cash Compensation and Stock Incentive Plan (the “2007 Directors’ Incentive Plan”). The 2007 Directors’ Incentive Plan, which replaced the 2005 Directors’ Incentive Plan, increases the number of authorized shares under the 2007 Directors’ Incentive Plan to 333,333 and provides for the following compensation to outside directors:

1.
Cash payments consist of a $25,000 annual retainer, $5,000 annually for serving on a Board Committee, $5,000 annually for acting as the Chairman of a Committee, and $15,000 annually for acting as Chairman of the Board.

2.
Options with a fair market value strike price and 10 year term consisting of a 3,334 initial option grant, vesting quarterly over two years, at 417 per quarter and a 2,000 annual option grant, vesting quarterly over one year, at 500 options per quarter.

2009 Amendments to the 2007 Directors’ Incentive Plan

As of December 31, 2009, the Company amended the 2007 Directors’ Incentive Plan pursuant to the authorization provided by the unanimous consent of its Board of Directors to increase the number of authorized shares from 333,333 options to 2,583,333.
The following table summarizes compensation to all directors during the year ended December 31, 2009:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compen- sation	Nonqualified Deferred Compen- sation Earnings	All Other Compen- sation	Total
Eugene Bauer	$-		$-	-	-	$-	$-
John Burrows	-	-	26,322	-	-	-	26,322
Arthur Courbanou	-	-	36,368	-	-	-	36,368
David DiGiacinto	-	-	26,322	-	-	-	26,322
Donald Farley	-	-	34,956	-	-	-	34,956
Susan Guerin	-	-	34,956	-	-		34,956
Haro Hartounian (2)	-	-	63,000	-	-	-	63,000
Joel Kanter	-	-	-	-	-	-	-
Russell O. Potts	-	-	26,322	-	-	4,339	30,661
Total	$-	-	$248,246	-	-	$4,339	$251,121

(1)
Option awards for each Director reflect the dollar value of compensation cost defined and calculated under ASC 718-10 and ASC 505-50 (formerly SFAS No. 123 (revised 2004), "Shared-Based Payment") with the exception that compensation cost is reduced by any estimates of forfeiture.

(2)
Haro Hartounian, Chief Executive Officer, also served on the Board of Directors since December 2008. He did not receive any compensation for attending Board of Director meetings during the 2009 fiscal year. Refer to the Summary Compensation Table, for disclosures of his compensation earned during the portion of the years he has served as CEO of the Company.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table provides information regarding the fees billed to us by Amper, Politziner & Mattia, LLP for the fiscal years ended December 31, 2009 and December 31, 2008.  All fees described below were approved by the Audit Committee.

	December 31,
	2009	2008
Audit Fees (1)	$160,000	$204,000
Audit-related Fees	-	-
Tax Fees	-	-
All Other Fees	-	13,200
Total Fees	$160,000	$217,200

(1)
Audit Fees are fees for professional services performed by Amper, Politziner & Mattia, LLP for the audit of the Company's annual consolidated financial statements and review of consolidated financial statements included in the Company's 10-Q filing for the fiscal years ended December 31, 2009 and 2008, respectively.

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee's charter, all audit and audit-related work and all non-audit work must be approved in advance by the Audit Committee. Applicable law and regulations provide an exemption that permits certain services to be provided by the Company’s outside auditors even if they are not pre-approved. The Company has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

PROPOSAL TWO:
CONSIDERATION OF OTHER MATTERS

OTHER MATTERS TO BE PRESENTED

Our Board of Directors does not know of any matters, other than those referred to in the accompanying notice of the Annual Meeting, to be presented at the annual meeting for action by stockholders. However, if any other matters are properly brought before the Annual Meeting or any adjournment thereof, it is intended that votes will be cast with respect to those matters, pursuant to the proxies, in accordance with the best judgment of the persons acting under the proxies.

EXECUTIVE COMPENSATION

Development of Compensation Philosophy. The Company is an entrepreneurial and opportunistic company operating in an extremely competitive environment that requires its business and compensation philosophy to be flexible and adaptive. With respect to its named executive officers (“NEOs”) this philosophy has rapidly evolved over the year as our operations, business and finances have developed and changed. As is stated in our Annual Report for the year ended December 31, 2009, we are dependent upon investor funds for cash flow and to operate our business.

Until we are able to self sustain our operations through internally generated cash flow, we need to focus on reducing expenses, bringing products to market and beginning to invest in new product development. We have streamlined the number of officers in the Company and as our cash flow situation stabilizes we will look to take affirmative steps to improve our NEO compensation planning. As other companies have done, we may retain a consultant to assist us in setting overall compensation arrangements for our CEO and CFO. For instance, we may institute formal management by objectives annual performance awards for all of our NEOs, while retaining the flexibility to reward achievements going beyond specific pre-identified objectives based on unforeseen circumstances.

Compensation Philosophy and Objectives. We seek to attract and retain results-oriented, hard-working, overachieving executives who can help us drive the growth of our company. Our overall compensation packages to our NEOs reward them for attaining our corporate financial and growth objectives and incent them to maintain and expand our prospects for future growth and product diversification. At the same time, we provide benefits that provide security for the NEOs and their families.

The Compensation Committee believes executive compensation policies should assure that executives are provided incentives and compensated in a way that advances both the short and long term interests of shareholders while also assuring that we are able to attract and retain executive management talent. Specifically, the Committee’s objective is the establishment of executive compensation strategies that:

•	Assure executive compensation is based upon performance in the achievement of pre-determined financial and business objectives;

•	Provide equity-based compensation incentives to meld the financial interests of executive officers with those of shareholders; and

•	Provide incentives that promote executive retention.

Our Compensation Committee is tasked with setting NEO compensation as set forth in this Proxy Statement.  As we mature, we will ask our Compensation Committee to take a harder look to standardize compensation arrangements.  For instance, with respect to NEO compensation, it is intended that the Compensation Committee will evaluate the compensation mix provided by our peers, as well as the other factors set forth in the Committee’s charter. Because of our unique specialty pharmaceutical business plan and the lack of a single direct competitor across all market segments, it may be difficult to formulate an appropriate peer group. Many companies included in any peer group will include companies both significantly larger and somewhat smaller than the Company. Nonetheless, in structuring future NEO compensation and employment agreements, the Committee will need to identify a peer group and rely upon information regarding practices from those companies.

EXECUTIVE OFFICERS

The following table identifies our executive officer, his age as of March 31, 2010, and his current position. Each listed person has the same positions with the Company and its Vyteris, Inc. subsidiary.

NAME	AGE	POSITION

Haro Hartounian	50	Chief Executive Officer and President

Joseph Himy	40	Chief Financial Officer

HARO HARTOUNIAN- Dr. Hartounian, former CTO of the Company, was appointed CEO and President as of December 21, 2008.  See “Proposal One – Election of Directors” for a description of Dr. Hartounian’s background and qualifications.

JOSEPH N. HIMY  - Joseph N. Himy, the Company’s former Vice President of Finance, was appointed CFO effective May 1, 2008.  Since joining the Company in October 2004, Mr. Himy has served as the Company’s Manager of Financial Reporting, Corporate Controller and most recently as our Vice President of Finance. Prior to joining the Company he was the Manager of Financial Reporting at LeCroy Corporation and an Audit Manager at Deloitte and Touch, LLP.  Mr. Himy graduated with honors from Brooklyn College with a B.S. in Accounting and is a Certified Public Accountant in the State of New York.  Mr. Himy is a member of the Board of Directors of three Not for Profit organizations.

Senior Executive Employment Agreements

On November 21, 2008, the Company entered into an employment agreement with  Dr. Hartounian.   Dr. Hartounian was elected President of the Company effective as of May 1, 2008 with a term expiring December 1, 2009, which is renewable for an additional 18 month period.  Dr. Hartounian base salary is $0.3 million per year and is eligible for a bonus of up to 40% of his salary payable in cash.  He is also eligible to receive 166,667 options with 83,333 options vesting over six quarters in equal amounts of 13,889 options per quarter, and 83,334 options which shall vest upon achievement of certain agreed upon milestones.

On November 21, 2008, the Company entered into an employment agreement with Joseph N. Himy.  Mr. Himy was elected CFO of the Company effective as of May 1, 2008 with a term expiring December 1, 2009, which is renewable for an additional 18 month period.  His base salary is $0.2 million per year and is eligible for a bonus of up to 25% of his salary payable in cash or stock.  Mr. Himy is also eligible to receive 65,000 options with 32,500 options vesting over six quarters in equal amounts of 5,417 options per quarter, and 32,500 options which shall vest upon achievement of certain agreed upon milestones.

On April 7, 2010, the Company amended the employment agreements with both Dr. Hartounian and Mr. Himy (the “Employment Agreements”).  The amendments to the Employment Agreements provide as follows:

•	The terms of the Employment Agreements are extended to November 30, 2011.
•
Dr. Hartounian is to be granted up to 7,423,970 options, with 2,598,390 options granted each immediately and upon raising of $1.0 million by the Company (with the initial 5,196,780 options having been granted) and 2,227,191 options granted upon raising of $7.0 million by the Company.  All options granted shall vest as follows:  35% immediately and 65% quarterly over three years from date of grant.

•
Mr. Himy shall be granted up to 2,227,191 options, with 779,517 options granted each immediately and upon raising of $1.0 million by the Company (with the initial 1,559,034 options having been granted) and 668,157 options granted upon raising of $7.0 million by the Company.  All options granted shall vest as follows:  35% immediately and 65% quarterly over three years from date of grant.

CASH COMPENSATION

The following table sets forth the total cash and non-cash compensation that we paid or accrued during the years ended December 31, 2009, 2008 and 2007 with respect to the top five most highly compensated executives.

The principal components of these individuals' current cash compensation are the annual base salary and bonus included in the Summary Compensation Table. We have also described below other compensation these individuals received under employment agreements and the Company’s stock option plan. We refer to the persons identified in the table below as the "named executive officers".

SUMMARY COMPENSATION TABLE

The following table provides the compensation awarded to or paid to, or earned by our chief executive officer and three other most highly paid executives for the year ended December 31, 2009.

							All Other Compensation
Name and Principal Position	Year	Salary	Paid Bonus	Accrued Bonus	Stock Awards	Option Awards (1)	Other	Housing /Relocation	Total
Joseph Himy, Chief Financial Officer	2009	$174,277		$24,000		$52,500			$250,777
Joseph Himy, Chief Financial Officer	2008	$182,698	$5,385	$31,008		$53,849	$3,582		$276,522
Joseph Himy, Chief Financial Officer	2007	$168,125	$24,203			$170,250	$3,138		$365,716
Haro Hartounian, CEO	2009	$295,000		$65,000		$63,000		$60,000	$483,000
Haro Hartounian, CEO	2008	$306,875	$10,000	$27,097		$151,093		$106,250	$601,315
Haro Hartounian, CEO	2007	$28,205				$341,000	$16,854		$386,059
Michael Reidy, Vice President Research	2009	$169,980	$2,500	$17,573		$31,500			$221,553
Michael Reidy, Vice President Research	2008	$185,475	$20,000	$68,932		$40,543	$5,272		$320,222
Michael Reidy, Vice President Research	2007	$161,250	$27,203			$24,750	$4,838		$218,041
Cormac Lyons, Vice President Development	2009	$160,056	$2,500	$17,325		$31,500			$211,381
Cormac Lyons, Vice President Development	2008	$173,250		$68,313		$35,993			$277,555
Cormac Lyons, VP Development	2007	$161,453	$27,000			$24,750			$213,203

(1)
The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for fiscal 2007, in accordance with ASC 718-10 and ASC 505-50 (formerly SFAS No. 123 (revised 2004), "Shared-Based Payment"), of stock options granted under our stock incentive plans and include amounts for stock options granted in and prior to fiscal 2006. There can be no assurance that fair value amounts will ever be realized. Refer to the Company’s “Stock Compensation Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and the Annual Reports on Form 10-K for the fiscal years ended December 31, 2008 and December 31, 2009 for the relevant assumptions used to determine the valuation of our option awards.

STOCK OPTIONS

Outstanding Equity Awards

The following table summarizes all outstanding equity awards for the top four highest paid executives during the year:

Name	Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Haro	Chief	36,667	-	-	$12.90	11/27/17	-	-	-	-
Hartounian	Executive Officer	83,328	83,338	83,338	$0.50	8/6/18
		42,024	14,012	14,012	$0.55	10/1/18
		219,000	365,000	365,000	$0.25	12/8/18
		-	300,000	300,000	$0.29	8/5/19

Joseph Himy	Chief Financial Officer	1,334	-	-	$45.60	5/17/15	-	-	-	-
		5,000	-	-	$11.25	2/16/17
		3,334	-	-	$18.60	5/2/17
		3,750	1,250	1,250	$23.25	11/7/17
		1,667	-	-	$4.20	3/3/18
		32,496	32,504	32,504	$0.50	8/6/18
		36,264	12,088	12,088	$0.55	10/1/18
		31,875	53,125	53,125	$0.25	12/8/18
		-	250,000	250,000	$0.29	8/5/19

Mike Michael Reidy	VP of Research	1,000	-	-	$45.60	5/17/15	-	-	-	-
		3,000	-	-	$11.25	2/16/17
Mi		6,667	-	-	$4.20	3/3/18
Mic		3,330	3,336	3,336	$0.50	8/6/18
		35,628	11,882	11,882	$0.55	10/1/18
		75,000	75,000	75,000	0.29	8/5/19

Cormac	VP of Development	1,000	-	-	$45.60	5/17/15	-	-	-	-
Lyons		3,000	-	-	$11.25	2/16/17
		5,000	-	-	$4.20	3/3/18
		4,164	4,169	4,169	$0.50	8/6/18
		35,628	11,882	11,882	$0.55	10/1/18
		75,000	75,000	75,000	$0.29	8/5/19
		-

The following table presents certain information regarding stock options granted to the named executive officers during 2009 under the Company's stock option plan.

INDIVIDUAL GRANTS

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees	Exercise Price	Expiration Date

Haro Hartounian	300,000	30.8%	$0.29	8/5/19
Joseph Himy	250,000	25.6%	$0.29	8/5/19
Cormac Lyons	150,000	15.4%	$0.29	8/5/19
Mike Reidy	150,000	15.4%	$0.29	8/5/19

None of the named executive officers exercised stock options during 2009.

Equity Compensation Plan Information

The following table summarizes information with respect to our equity compensation plans and options outstanding as of December 31, 2009.

Equity Compensation Plan Information

The following table provides information regarding options outstanding as of December 31, 2009.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders:
Vyteris Holdings 2005 Stock Option Plan	193,460	$2.11	-

Equity Compensation Plans Not Approved by Stockholders:
Vyteris Holdings 2005 Stock Option Plan (1)	2,834,608	$2.11	2,423,424
Outside Director Stock Incentive Plan (1)	1,265,374	$0.92	1,317,959

Total	4,293,442	$1.76	3,741,383

(1)
For further information regarding the Vyteris Stock Option Plan and the Outside Director Stock Incentive Plan, see Note 14 to the consolidated financial statements in Item 8 of the 2009 Annual Report on Form 10-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OVERVIEW

Vyteris, Inc. was incorporated in Delaware in July 2000. In November 2000, Vyteris, Inc. purchased assets from Becton Dickinson comprising Becton Dickinson's iontophoresis drug delivery products and related research and development program, as well as related patents, patent applications and other intellectual property using funds contributed to it by Spencer Trask Specialty Group (“STSG”). Kevin Kimberlin, though his ownership of STSG, is, and has been since our inception, the controlling stockholder of Vyteris and, after Vyteris, Inc. became a wholly-owned subsidiary of the Company. Mr. Kimberlin has voting and dispositive control over STSG.

Indebtedness Owed to STSG and Series B Convertible, Mandatorily Redeemable Preferred Stock

The following table summarizes the outstanding amounts, as of December 31, 2009 and December 31, 2008, with respect to all indebtedness owing to STSG and the Company’s Series B Convertible, Mandatorily Redeemable Preferred Stock.

	December 31,
	2009	2008
Principal Amounts Outstanding
January 2006 Promissory Note (1)(5)	$-	$250,000
2006 Promissory Notes (2)(5)	-	5,116,550
Working Capital Facility (3)(6)	-	2,850,000
Series B Preferred Stock (4)(5)	-	10,050,000
2009 Promissory Note (7)	1,750,000	-

Interest Payable
January 2006 Promissory Note (1)(5)	$-	$93,090
2006 Promissory Notes (2)(5)	-	1,878,267
Working Capital Facility (3)(6)	-	535,339
Series B Preferred Stock (4)(5)	-	-
2009 Promissory Note (7)	2,014	-

	December 31,
	2009	2008	2007
Interest Expense
January 2006 Promissory Note (1)(5)	$32,319	$3,042	$250,000
2006 Promissory Notes (2)(5)	661,456	676,237	674,390
Working Capital Facility (3)(6)	255,075	260,775	888,762
Series B Preferred Stock (4)(5)	588,710	600,000	600,000
2009 Promissory Note (7)	2,014	-	-

(1)	On January 31, 2006, STSG, a related party, provided the Company with a loan in the form of 13.0% subordinated convertible unsecured promissory note (the “January 2006 Promissory Note”).

(2)	In 2006, STSG provided the Company with a loan in the form of 13.0% subordinated convertible unsecured promissory notes (the “2006 Promissory Notes”).

(3)	In September 2004, STSG agreed to provide the Company with a working capital loan bearing interest at 9%, in the form of secured demand promissory notes (the “Working Capital Facility”).

(4)
Series B, Convertible, Mandatorily Redeemable Preferred Stock (“Series B Preferred Stock”) was issued to STSG and one other holder. The holders of the Series B Preferred Stock were entitled to receive, ratably and payable quarterly, an annual cash dividend of 8%. The stated value of the Series B Preferred Stock on December 24, 2009 was $10.6 million.

(5)
The January 2006 Promissory Note, the 2006 Promissory Notes and the Series B Preferred Stock were satisfied in full on December 24, 2009.  See footnote 7 below for a discussion of the satisfaction of these obligations.

(6)
On December 24, 2009, $0.9 million of the Working Capital Facility was satisfied in full.  The remaining $2.0 million was satisfied through the issuance of the 2009 Promissory Note. See footnote 7 below for a discussion of the satisfaction of this debt and the conversion into the 2009 Promissory Notes.

(7)	On December 24, 2009, the Company entered into an Amendment to the Restructuring Agreement with STSG.

The principal terms of the Amended Agreement are as follows:

1.
The principal amount of all indebtedness and accrued and unpaid interest thereon and stated value of the Series B Preferred Stock owed by the Company to STSG in excess of $2.0 million ($2.0 million amount is defined as the “Remaining Debt”) which includes the January 2006 Promissory Note, the 2006 Promissory Notes, and $0.9 million of Working Capital Facility were satisfied in full on December 24, 2009. STSG converted $20.3 million of indebtedness and accrued and unpaid interest and all issued and outstanding shares of Series B Preferred Stock into 50,777,015 shares of the Company’s common stock at a conversion price of $0.40 per share.

2.
The Remaining Debt shall be evidenced by a promissory note (“2009 Promissory Note”) with interest accruing at the rate of 6% per year and with the same duration as the first debt security to expire pursuant to a Qualified Financing, or if it does not involve the sale of debt securities, December 24, 2012.  The  2009 Promissory Note is secured by a lien on the Company’s assets, subordinate to the lien of any existing creditors that have a lien senior to that of STSG and to any liens resulting from a Qualified Financing.

3.
On December 28, 2009, the Company paid to STSG $0.3 million to reduce the principal amount of the 2009 Promissory Note to $1.8 million as of December 31, 2009. Upon consummation of a Qualified Financing with gross proceeds in excess of $3.0 million, the Company is required to make another prepayment of $0.5 million. Upon a Qualified Financing with gross proceeds in excess of $5.0 million, the Company is required to make another prepayment of 50% of the net proceeds from any Qualified Financing in excess of such amounts.

In connection with the December 24, 2009 restructuring agreement with STSG, the Company performed a valuation of the conversion of approximately $20.3 million owed to STSG (the January 2006 Promissory Notes, the 2006 Promissory Notes and the Series B Preferred Stock, including accrued and unpaid interest and dividends) and fully converted the above instruments into its common stock.  Consequently, there is no longer any Series B Preferred Stock outstanding.

October 2009 Private Placement

On October 30, 2009, the Company issued 3,000,000 shares of its common stock and 3,000,000 warrants to purchase its common stock to an investor for a purchase price of $0.6 million in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933.  The warrants are exercisable into shares of the Company’s common stock at an exercise price of $0.20 per share, and bear a term of five years from the date of closing.  The warrants contain a cashless exercise provision and contain “full ratchet” anti-dilution provisions. The Company paid the following fees to finders in conjunction therewith: cash in the amount of $0.1 million and issuance of a total of 1,200,000 warrants allocated as follows: (i) 600,000 warrants representing 20% of the common stock issued to investors and (ii) 600,000 warrants representing 20% of the warrants issued to investors in connection with this private placement recorded as a reduction of equity as a cost of the transaction. All warrants issued contain terms identical to the terms of the warrants issued to the investors.

February 2010 Private Placement

On February 2, 2010, the Company consummated a private placement to accredited investors (“Investors”) of Senior Subordinated Convertible Promissory Notes due 2013 (the “2010 Notes”) in an aggregate principal amount of $1.1 million.  The 2010 Notes bear no interest and are convertible into common stock of the Company at the option of the Investors at an initial conversion price of $0.20 per share.  In addition, the 2010 Notes automatically convert into common stock of the Company if the closing bid price of its common stock equals or exceeds 300% of the conversion price for a period of twenty consecutive trading days.  The sale of the 2010 Notes also included issuance to Investors of five-year warrants to purchase an aggregate of 5,300,000 shares of the Company’s common stock with an exercise price of $0.20 per share. The Company received net proceeds of $0.9 million after payment of an aggregate of $0.2 million of commissions and expense allowance and other offering and related costs.  The Company issued to a selling agent warrants to purchase 2,120,000 shares of the Company’s common stock bearing substantially the same terms as the Investor warrants.

Other Matters

At December 31, 2009, approximately $0.2 million is included in interest payable and accrued expenses due to related party in the accompanying consolidated balance sheets for amounts owed to STSG.

•
On April 26, 2005, the Company announced the appointment of Russell O. Potts, Ph.D. to its Board of Directors.  Dr. Potts has served the Company as a consultant in drug delivery, glucose monitoring and medical devices since April 2003.  The Company paid Dr. Potts approximately  $5,000, $21,000 and $87,000 for consulting services and out of pocket expenses for the years ended December 31, 2009, 2008 and 2007, respectively.

•
On March 12, 2007, the Company borrowed from Donald F. Farley, Chairman of the Board of Directors of the Company at that time, $0.2 million at an interest rate of 10% per annum, plus reimbursement to Mr. Farley for his closing costs. The Company repaid this loan plus accrued interest in full on March 28, 2007. Additionally, Mr. Farley was paid $40,000 for the year ended December 31, 2008 for the performance of interim CEO services.

•	At December 31, 2008, approximately $0.05 million was paid for amounts owed to Arthur Courbanou for additional services performed as Chairman of the Special Assessment Committee.

PERFORMANCE GRAPH

The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on May 18, 2005, the first date on which the Company's common shares were available for trading, with the NASDAQ Stock Market Index and the RDG Microcap Pharmaceutical Index(C). The RDG MicroCap Pharmaceutical Index is composed of U.S. publicly traded Pharmaceutical companies with a market capitalization of $0 to $300 million. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment in our common shares would increase or decrease in value over time, based on increases or decreases in market prices. The Company has not paid dividends.

COSTS

We will pay the costs of soliciting proxies. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegraph by regular employees of Vyteris and Vyteris' subsidiaries. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals, and Vyteris will, upon request, reimburse them for the reasonable expense of doing so.

STOCKHOLDER PROPOSALS

If you wish to have a proposal included in Vyteris' proxy statement and form of proxy for its 2010 annual meeting, the proposal must be received by Vyteris at our principal executive offices by a reasonable time before we begin to print our annual meeting proxy statement. A proposal which is received after that time or, which otherwise, fails to meet the requirements for stockholder proposals established by the SEC will not be included. Further, proxies for next year's annual meeting will have discretionary authority to vote against any proposal not submitted within ten days after we announce the date of our annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable counsel with regard to the requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company files reports, proxy and information statements and other information with the SEC. Such reports, statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Furthermore, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding the Company. The address of such Web site is http://www.sec.gov.

FINANCIAL STATEMENTS AVAILABLE

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC is available without charge upon written request to: 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410; Attn: Investor Relations.

HOUSEHOLDING INFORMATION

As permitted by the SEC’s proxy statement rules, we will deliver only one copy of our 2009 Annual Report to Shareholders or this proxy statement to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders.  We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.  Conversely, shareholders sharing an address who are receiving multiple copies of our annual reports or proxy statements may request delivery of a single copy. Such a request must be directed to the Shareholders Department of the transfer agent by phone at 1-800-937-5449 or by mail to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038, Attention: Shareholders Department. Each request must include the name of the stockholder, the name of his brokerage firm and the account number of his brokerage account. Please allow 72 hours from receipt by the transfer agent for any such request to take effect.

By Order of the Board of Directors,

/s/ David DiGiacinto
David DiGiacinto, Secretary

April 28, 2010

LIST OF EXHIBITS

EXHIBIT 10.156	Audit Committee Charter
EXHIBIT 10.157	Compensation Committee Charter

PROXY
VYTERIS, INC.

The undersigned hereby appoints Haro Hartounian and Joseph Himy, and each of them, with full power of substitution, to vote for and on behalf of the undersigned at the annual meeting of stockholders of Vyteris, Inc. to be held on June 16, 2010, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote on the following issues as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE MATTERS DESCRIBED ON THE REVERSE SIDE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF
VYTERIS, INC.
June 16, 2010

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Nominees for directors:

Eugene A. Bauer
FOR ☐	AGAINST ☐	ABSTAIN ☐

John Burrows
FOR ☐	AGAINST ☐	ABSTAIN ☐

Arthur Courbanou
FOR ☐	AGAINST ☐	ABSTAIN ☐

David DiGiacinto
FOR ☐	AGAINST ☐	ABSTAIN ☐

Susan Guerin
FOR ☐	AGAINST ☐	ABSTAIN ☐

Haro Hartounian
FOR ☐	AGAINST ☐	ABSTAIN ☐

Joel Kanter
FOR ☐	AGAINST ☐	ABSTAIN ☐

Russell O. Potts
FOR ☐	AGAINST ☐	ABSTAIN ☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Signature of Shareholder:       ________________________________________________

Date:                           ________________________________________________

Signature of Shareholder:       ________________________________________________

Date:

NOTE: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Nonvoting Item:

Please print Change of Address in the box provided below: